As filed with the Securities and Exchange Commission on April 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBUS McKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	3531	16-0547600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205 Crosspoint Parkway

Buffalo, New York 14068

(716) 689-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan S. Korman

Vice President Corporate Development, General Counsel and Chief Human Resources Officer

Columbus McKinnon Corporation

205 Crosspoint Parkway

Buffalo, New York 14068

(716) 689-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig M. Fischer, Esq. Robert J. Olivieri, Esq. Hodgson Russ LLP The Guaranty Building 140 Pearl Street, Suite 100 Buffalo, New York 14202-4040 (716) 856-4000	David Azarkh, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-255375

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $.01	—	—	$34,500,000	$3,763.95

(1)

Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended, for the purpose of determining the registration fee, which includes additional shares of common stock of the registrant that the underwriters have the option to purchase.

(2)

The registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-255375), which was declared effective by the Securities and Exchange Commission on April 29, 2021. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $34,500,000 are hereby registered, which includes additional shares of common stock of the registrant that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, for the purpose of registering an additional $34,500,000 worth of shares of common stock, par value $0.01 per share (“Common Stock”), of Columbus McKinnon Corporation (the “Registrant”), a New York corporation. This 462(b) Registration Statement relates to a public offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-255375), which was initially filed on April 20, 2021, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on April 29, 2021 (together with all exhibits and the power of attorney incorporated by reference therein, the “Prior Registration Statement”). Pursuant to Rule 462(b), the contents of the Prior Registration Statement are hereby incorporated by reference into this 462(b) Registration Statement and shall be deemed part of this Rule 462(b) Registration Statement. This Rule 462(b) Registration Statement includes the registration statement facing page, this page, including an exhibit index, the signature page, an opinion of counsel regarding the legality of the Common Stock being registered and a related consent, and the consents of the Registrant’s independent registered public accounting firms.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on April 30, 2021) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Hodgson Russ LLP (contained in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-255375) filed with the Commission on April 20, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York on April 29, 2021.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name: Gregory P. Rustowicz
Title: Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Fleming	Chairman of the Board	April 29, 2021

* David J. Wilson	Director, President and Chief Executive Officer (Principal Executive Officer)	April 29, 2021

* Gregory P. Rustowicz	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2021

* Nicholas T. Pinchuk	Director	April 29, 2021

* Liam G. McCarthy	Director	April 29, 2021

* Heath A. Mitts	Director	April 29, 2021

* Kathryn V. Roedel	Director	April 29, 2021

* Aziz S. Aghili	Director	April 29, 2021

* Jeanne Beliveau-Dunn	Director	April 29, 2021

*By:	/s/ Alan S. Korman
Alan S. Korman
Attorney-in-fact